Exhibit 4.2
EXECUTION VERSION
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
          FIRST AMENDMENT, dated as of November 18, 2008 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of June 29, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company (“Borrower”), the banks and other financial institutions from time to time parties thereto (the “Banks”), BARCLAYS BANK PLC and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-syndication agent (in such capacity, the “Co-Syndication Agents”), UBS SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as co-documentation agents (in such capacities, the “Co-Documentation Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
          WHEREAS, the Borrower, the Banks, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent are parties to the Credit Agreement;
          WHEREAS, the Borrower has requested that the Banks agree to amend a certain provision contained in the Credit Agreement, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.
          2. Amendment to Section 1.1 of the Credit Agreement (Certain Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Securitization Securities” to read as follows:
     ““Securitization Securities” means (i) transition bonds issued pursuant to the Texas Electric Choice Plan if (and only if) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that payment of transition charges by any retail electric provider (“REP”) in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed “recourse” hereunder, including any REP that is a Subsidiary of the Borrower or a division of an Affiliate of the Borrower or any Affiliate of the Borrower and (ii) bonds issued to securitize the regulatory assets and related rights of the Borrower or any of its Subsidiaries arising in connection with the recovery of the costs or restoration, repair and related matters following Hurricane Ike if (and only if) recourse for the payment of debt service of such bonds is limited to such regulatory assets and related rights; it being understood that obligations of the “servicer” in the form of standard servicer undertakings shall not constitute “recourse”.”.

          3. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Majority Banks in accordance with Section 10.1 of the Credit Agreement; and
     (b) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.
          4. Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 4 of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.
          5. Representations and Warranties. The Borrower, as of the date hereof and after giving effect to this Amendment, hereby confirms, reaffirms and restates the representations and warranties made by it in Article VI of the Credit Agreement and otherwise in the Loan Documents to which it is a party (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.
          6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

          8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
By:	/s/ Marc Kilbride
	Name:	Marc Kilbride
	Title:	Vice President & Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank
By:	/s/ Robert W. Traband
	Name:	Robert W. Traband
	Title:	Executive Director

Signature Page to
First Amendment to CEHE Credit Agreement

ABN AMRO BANK N.V., as a Bank
By:	/s/ R. Scott Donaldson
	Name:	R. Scott Donaldson
	Title:	Director

By:	/s/ Todd Vaubel
	Name:	Todd Vaubel
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

Bank of America, N.A., as a Bank
By:	/s/ Richard Stein
	Name:	Richard Stein
	Title:	Senior Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

The Bank of Nova Scotia, as a Bank
By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Director

Signature Page to
First Amendment to CEHE Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank
By:	/s/ Alan Reiter
	Name:	Alan Reiter
	Title:	Authorized Signatory

Signature Page to
First Amendment to CEHE Credit Agreement

Barclays Bank PLC, as a Bank
By:	/s/ Nicholas A. Bell
	Name:	Nicholas A. Bell
	Title:	Director

Signature Page to
First Amendment to CEHE Credit Agreement

CITIBANK, N.A., as a Bank
By:	/s/ Nietzsche Rodricks
	Name:	Nietzsche Rodricks
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

Comerica Bank, as a Bank
By:	/s/ Joey Powell
	Name:	Joey Powell
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Bank
By:	/s/ Rianka Mohan
	Name:	Rianka Mohan
	Title:	Vice President

By:	/s/ Morenikeji Ajayi
	Name:	Morenikeji Ajayi
	Title:	Associate

Signature Page to
First Amendment to CEHE Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank
By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ Rainer Meier
	Name:	Rainer Meier
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

HSBC Bank USA, National Association, as a Bank
By:	/s/ Jennifer Diedzic
	Name:	Jennifer Diedzic
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

MORGAN STANLEY BANK, as a Bank
By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

Signature Page to
First Amendment to CEHE Credit Agreement

The Northern Trust Company, as a Bank
By:	/s/ Keith Burson
	Name:	Keith Burson
	Title:	Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

Royal Bank of Canada, as a Bank
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page to
First Amendment to CEHE Credit Agreement

The Royal Bank of Scotland plc, as a Bank
By:	/s/ Belinda Tucker
	Name:	Belinda Tucker
	Title:	Senior Vice President

Signature Page to
First Amendment to CEHE Credit Agreement

Sun Trust Bank, as a Bank
By:	/s/ Andrew Johnson
	Name:	Andrew Johnson
	Title:	Director

Signature Page to
First Amendment to CEHE Credit Agreement

UBS Loan Finance LLC, as a Bank
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary B. Evans
	Name:	Mary B. Evans
	Title:	Associate Director

Signature Page to
First Amendment to CEHE Credit Agreement

Wachovia Bank, N.A., as a Bank
By:	/s/ Henry R. Biedrzycki
	Name:	Henry R. Biedrzycki
	Title:	Director

Signature Page to
First Amendment to CEHE Credit Agreement

Wells Fargo Bank, National Association, as a Bank
By:	/s/ Scott D. Bjeide
	Name:	Scott D. Bjeide
	Title:	Senior Vice President